Exhibit 2.01 -- AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER (this "Agreement") is made and entered into as of the 30th day of June, 2000, by and among INDUSTRIAL ECOSYSTEMS, INC. ("IEI"), a Utah corporation which is publicly listed on the OTC-BB, ROP MERGER CORP. ("ROP"), a Missouri corporation, JFJ ECOSYSTEMS, LLC ("JFJ"), a Missouri limited liability company and JOHN P. CROWE ("Crowe"), an individual residing in Missouri.

WHEREAS, ROP is the successor in interest to ROP North America, L.L.C.;

WHEREAS, on the date hereof, ROP is owned fifty percent (50%) by JFJ and fifty percent (50%) by IEI;

WHEREAS, the parties previously entered into a Rights Agreement dated as of the 31st day of December, 1998 (the "Rights Agreement"), wherein JFJ was granted certain rights to cause the merger of ROP and IEI Canada, Inc. ("IEI Canada"), an Ontario corporation wholly owned by IEI;

WHEREAS, JFJ desires to exercise its rights to cause such merger in accordance with the terms and conditions contained in the Rights Agreement;

WHEREAS, since there are certain restrictions regarding the merger of a U.S. domestic corporation with a Canadian corporation, the parties agree that ROP will be merged into IEI instead of IEI Canada;

WHEREAS, the authorized capitalization for ROP is 30,000 Shares of common stock, $1.00 par value, of which 2,000 shares are issued and outstanding;

WHEREAS, the authorized capitalization for IEI is 100,000,000 shares of common stock $0.001 par value of which 45,600,683 shares were issued and outstanding at March 31, 2000;

WHEREAS, the respective shareholders and boards of IEI and ROP, at special meetings held April 19, 1999 and June 16, 2000, respectively, approved the essential terms of the transaction contemplated by this Agreement by which (a) IEI and ROP will be merged with and into each other in accordance with Section
351.410 et. seq. of the Revised Statutes of Missouri, as amended, and Section 16-10a-1101 et. seq. of the Utah Code Annotated, as amended, with IEI being the surviving corporation, (b) pursuant to the merger, JFJ will receive shares of common stock of IEI in exchange for all of its stock ownership in ROP, and
(c) the merger is intended to qualify as a tax-free reorganization, pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code");

WHEREAS, as part of the merger and pursuant to the Rights Agreement, JFJ will also receive an option to purchase up to 2,261,334 shares of IEI restricted common stock at an exercise price equal to the fair market value of IEI stock on June 30, 2000 in accordance with the terms and conditions herein;

WHEREAS, JFJ has loaned to IEI Seven Hundred Fifty Thousand Dollars ($750,000) (the "JFJ Loan") pursuant to a revolving line of credit (the "Line of Credit"), which is evidenced by a Credit Agreement and a Master Promissory Note and secured by a Pledge and Security Agreement, and the parties agree that in connection with the merger of ROP and IEI, the JFJ Loan and all accrued interest thereon through the effective date of this Agreement will be converted to common stock of IEI in accordance with the terms and conditions herein;

WHEREAS, JFJ has also loaned to ROP Fifty Thousand Dollars ($50,000) (the "JFJ ROP Loan"), and the parties agree that in connection with the merger of ROP and IEI, the JFJ ROP Loan and all accrued interest thereon through the effective date of this Agreement will also be converted to common stock of IEI; and

WHEREAS, Crowe has loaned to ROP One Hundred Seventy-five Thousand Dollars ($175,000) (the "Crowe Loan"), and the parties agree that in connection with the merger of ROP and IEI, the Crowe Loan and all accrued interest thereon will also be converted to common stock of IEI;
NOW, THEREFORE, BE IT RESOLVED, in consideration of the premises and of the mutual agreements herein contained, it is agreed by and among the parties hereto as follows:

1.  Plan of Merger.  IEI and ROP shall be merged in accordance with Section
351.410 et. seq. of the Revised Statutes of Missouri, as amended, Section 16-10a-1101 et. seq. of the Utah Code Annotated, as amended, and Section 368(a)(1)(A) of the Code and in accordance with the following Plan of Merger, with IEI being the surviving corporation:

  A. Effective Date. The date on which the Merger shall become effective shall be on June 30, 2000, and such date is herein called the "Effective Date."

  B. Surviving Corporation. IEI shall be the surviving corporation, and such corporation shall be referred to herein as the "Surviving Corporation." The separate corporate existence of ROP shall cease forthwith upon the Effective Date.

  C. Articles of Incorporation. The Articles of Incorporation of IEI as in effect immediately prior to the Effective Date shall be the Articles of Incorporation of the Surviving Corporation following the Effective Date.

  D. By-Laws. The By-Laws of IEI as in effect immediately prior to the Effective Date, shall be the By-Laws of the Surviving Corporation following the Effective Date.

  E. Board of Directors and Officers. The directors and officers of the Surviving Corporation shall continue as the directors and officers of the Surviving Corporation and shall serve for the terms provided by law or in the By-Laws, or until their successors shall have been elected and qualified.

  F. Manner of Conversion. At the Effective Date, all shares of ROP common capital stock owned by JFJ immediately prior to the Effective Date shall, by virtue of the merger and with no further action, be converted into 10,392,337 shares of common stock of IEI (16,627,739 X ($1,250,000/$2,000,000)), and thereafter each share of ROP common capital stock shall cease to exist and be canceled and no cash or securities or other property shall be issued or paid in respect thereof. Each share of IEI common capital stock issued and outstanding immediately prior to the Effective Date shall remain outstanding with no changes.

  G. Rights and Liabilities of Surviving Corporation. On the Effective Date of the merger, the Surviving Corporation shall possess all the rights, privileges, powers, licenses and franchises, both public and private, of ROP and IEI, and all property, real, personal and mixed, and all debts due ROP and IEI on whatever account, as well as all other things in action of or belonging to ROP or IEI shall be vested in the Surviving Corporation, and all property, assets, rights, privileges, powers, licenses, franchises and immunities, and all and every other interest shall thereafter be the property of the Surviving Corporation as they were of ROP and IEI and the title to any real estate vested by deed or otherwise, in either ROP or IEI shall not revert or be in any way impaired by reason of the merger, but all rights of creditors and all liens upon any property of ROP and IEI shall be preserved unimpaired, and all debts, liabilities, obligations and duties of ROP and IEI (except for the notes expressly canceled below) shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, obligations, liabilities and duties had been incurred or contracted by it.

  H. Transfer of Book Entries. At the Effective Date of the merger, the assets and liabilities of ROP and IEI shall be entered on the books of the Surviving Corporation at the amounts at which they are carried at such date on the books of such parties, subject to such intercorporate adjustments or eliminations, if any, as may be required to give effect to the transfer; and subject to such action as may be taken by the Board of Directors of the Surviving Corporation in accordance with generally accepted accounting principles.

  I. JFJ Option to Purchase Shares of IEI. JFJ is hereby granted an option to purchase up to 2,261,334 shares of IEI restricted common stock at an exercise price equal to the fair market value of IEI stock on June 30, 2000. Such fair market value shall be equal to the 5 day trailing average ending June 30, 2000. The stock options shall be in accordance with the terms and conditions of the Stock Option Agreement attached hereto as EXHIBIT A and incorporated herein by this reference.

  J. JFJ Loan. The parties agree that in connection with the merger of ROP and IEI, the outstanding principal balance and all accrued and unpaid interest on the JFJ Loan shall be converted into 6,235,402 shares of common stock of IEI (16,627,739 X ($750,000/$2,000,000)). Upon the Effective Date, the JFJ
Loan and the Master Promissory Note shall be deemed to be satisfied by IEI, and the Line of Credit, the Credit Agreement and the Pledge and Security Agreement shall be terminated and of no further force and effect.

  K. JFJ ROP Loan. The parties agree that in connection with the merger of ROP and IEI, the outstanding principal balance ($50,000) and all accrued and unpaid interest ($7,695) on the JFJ ROP Loan shall be converted into 479,669 shares of common stock of IEI ($57,695 X (16,627,739/$2,000,000)). Upon
Closing, the JFJ ROP Loan shall be deemed to be satisfied by ROP.

  L. Crowe Loan. The parties agree that in connection with the merger of ROP and IEI, the outstanding principal balance ($175,000) and all accrued and unpaid interest ($16,550) on the Crowe Loan shall be converted into 1,592,522 shares of common stock of IEI ($191,550 X (16,627,739/$2,000,000)). Upon
Closing, the Crowe Loan shall be deemed to be satisfied by ROP.

2. Number of Shares Outstanding and Number of Shares Entitled to Vote. As to each corporation, the number of shares outstanding and entitled to vote were or are:
                      No. of Shares             No. of Shares Present
Name                  Outstanding               and Entitled to Vote
----                  -------------             ---------------------
IEI                   33,596,906                25,223,599
ROP                        2,000                     2,000

3. Number of Shares Voted for and Against Plan of Merger. As a precaution, John Crowe abstained from the IEI vote as to all shares beneficially owned by him. As to each corporation whose stockholders are entitled to vote, the number of shares voted for and against the plan respectively are:

                       Total Shares             Total Shares
                       Voted For                Voted Against
                       ------------             -------------
IEI                    16,317,730               14,801
ROP                         2,000                    0

4. Representations. IEI and ROP represent and warrant to each other as follows:

  A. Organization and Existence. IEI and ROP are corporations duly incorporated and in good standing under the laws of the State of their incorporation and are in good standing in all other jurisdictions in which they are required to be qualified to do business as a foreign corporation. The stock ownership of IEI and ROP is in accordance with sections 2 and 3 above, and neither corporation has any stock outstanding, including, but not limited to, any preferred stock, other than that disclosed in this Agreement.

  B. Authorization, Etc. The execution, delivery and performance by IEI and ROP of this Agreement and all related instruments, agreements and documents have been duly authorized by them. The execution, delivery and performance by IEI and ROP of these instruments, agreements, and documents is within their corporate power, has been duly authorized by all necessary corporate action, and is not prohibited, restricted, or inhibited by (i) their Articles of Incorporation or By-laws; or (ii) any material law, indenture, contract, instrument or agreement, (other than contracts for which appropriate consents to this transaction have been or prior to Closing will be obtained).

  C. Approval of Governmental Bodies. Except for compliance with federal and state securities and corporation laws, as provided herein, to the best of the parties knowledge no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by IEI or ROP of this Agreement and all related agreements, instruments and documents.

As soon as practicable following consummation of the transactions contemplated hereby on the Closing Date, Certificates and/or Articles of Merger and such other documents as are required by the provisions of the corporate statutes of the states of Utah and Missouri to complete the Merger share be filed with the respective states. The effective date of the Merger shall be June 30, 2000. Within 15 calendar days of the effective date of the Merger, IEI shall file a report with the Securities and Exchange Commission (the "SEC") on Form 8-K disclosing the material terms of the transaction.

5. Enforceability of Obligations. This Agreement and all related agreements, instruments and documents are, or upon execution at the Closing will be, legal, valid and binding obligations and enforceable against IEI and ROP, as applicable in accordance with their respective terms, except to the extent of applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting or limiting creditors' rights generally.

6. Conditions Precedent to IEI's Obligation to Close. IEI shall not be obligated to close unless all of the following conditions are satisfied on or before the Closing Date or IEI elects to waive in writing any condition which has not been satisfied:

  A. Compliance. All of the representations of ROP contained in this Agreement shall be true as of the date of this Agreement and shall be deemed to have been made again at and as of the time of the Closing, and shall then be true in all material respects, and ROP shall have caused all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing to be so performed or complied with;

  B. No Action, Etc. No action or proceeding shall have been brought or threatened before any court or administrative agency to prevent the consummation of, or to seek damages in a material amount by reason of the transactions contemplated hereby, and no governmental authority shall have asserted in writing that the within transaction (or any other pending transaction involving IEI and ROP, when considered in light of the effect of the within transaction) shall constitute a material violation of law or give rise to material liability on the part of IEI;

  C. Legal Matters. All actions, proceedings, instruments and documents required to carry out this Agreement incidental hereto and all other related legal matters, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by legal counsel to IEI, which approval shall not be unreasonably withheld, and such legal counsel shall have been furnished with all actions, documents and instruments as they shall have reasonably requested in connection with the transactions contemplated herein;

  D. Certified Resolutions. ROP shall have furnished resolutions, certified by the appropriate officers of ROP, authorizing the transactions contemplated hereby;

  E. Financial Information. Within 30 days of the Closing Date, ROP shall provide the information necessary to present the pro forma consolidated and consolidating financial statements and pro forma consolidated and consolidating summary information, including a pro forma consolidated and consolidating balance sheet, pro forma consolidated and consolidating income statements, pro forma summaries of earnings (with aggregate and per-share earnings), and pro forma (combined basis) earnings data for all periods required to be presented and in the form and manner required for use in the Form 8-K and/or Form 10QSB or any other document required to be filed with the SEC or state securities agency, requiring the presentation of IEI financial statements under generally accepted accounting principles. Such information includes:

The audited balance sheet of ROP (or its predecessor) as of December 31, 1999 and 1998 and the related statements of income (loss), changes in shareholders' equity and, cash flows, and stockholders' equity for the years since inception to December 31, 1999, and 1998, including the notes thereto, prepared by independent certified public accountants, as well as unaudited financial information through the periods from December 31, 1999 to the closing date, which, to the best knowledge of ROP contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

The audited financial statements delivered pursuant hereto must have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved and, when required to be audited, have been audited by a certified public accountants licensed to practice in the United States and before the Securities and

Exchange Commission. The audited financial statements must be presented in accordance with the requirements of Regulation S-X promulgated by the SEC regarding the form and content of and requirements for financial statements to be filed with the SEC.

  F. Loan Documentation. Prior to the Closing Date, ROP shall provide documentation satisfactory to IEI concerning the specifics of the Crowe Loan, including the date and terms.

7. Conditions Precedent to the Obligations of ROP to Close. ROP shall not be obligated to close unless all of the following conditions are satisfied on or before the Closing Date or ROP elects to waive in writing any condition which has not been satisfied:

  A. Compliance. All of the representations of IEI contained in this Agreement shall be true as of the date of this Agreement and shall be deemed to have been made again at and as of the time of the Closing, and shall then be true in all material respects, and IEI shall have caused all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing to be so performed or complied with;

  B. No Action, Etc. No action or proceeding shall have been brought or threatened before any court or administrative agency to prevent the consummation of, or to seek damages in a material amount by reason of the transaction contemplated hereby, and no governmental authority shall have asserted in writing that the within transaction (or any other pending transaction involving IEI and ROP, when considered in light of the effect of the within transaction) shall constitute a material violation of law or give rise to material liability on the part of ROP;

  C. Legal Matters. All actions, proceedings, instruments and documents required to carry out this Agreement incidental hereto and all other related legal matters, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by legal counsel to ROP, which approval shall not be unreasonably withheld, and such counsel shall have been furnished with all such actions, documents and instruments as they shall have reasonably requested in connection with the transactions contemplated herein;

  D. Certified Resolutions. IEI shall have furnished resolutions, certified by the appropriate officers of IEI authorizing the transactions contemplated hereby;

8.  Closing.

  A. Time and Place. Unless otherwise agreed to by the parties, the Closing under this Agreement for the merger of ROP and IEI shall take place at the offices of Seigfreid, Bingham, Levy, Selzer & Gee, P.C., 2800 Commerce Tower, 911 Main Street, Kansas City, Missouri 64105, on or before June 30, 2000. All references in this Agreement, its exhibits and schedules, and in the agreements, instruments and documents delivered pursuant hereto, to the Closing or the Closing Date shall mean June 30, 2000, or such other date as the parties mutually agree upon.

  B.  Deliveries by ROP or JFJ.  At the Closing ROP or JFJ shall deliver to
IEI:

     (i)  The certified resolutions required by Section 6(d) hereof;

     (ii) A certificate of Good Standing or corporate existence of ROP not more than thirty (30) days prior to the Closing Date;

     (iii) The stock certificates representing all of the ROP stock ownership interests owned by JFJ;

     (iv)  The original Master Promissory Note evidencing the JFJ Loan;

     (v) The Stock Option Agreement in the form attached hereto as EXHIBIT A, duly executed by JFJ; and

     (vi) Any such other documentation as counsel to IEI may reasonably request.

  C.  Deliveries by IEI.  IEI shall deliver to JFJ:

     (i)  Certified resolutions required by Section 7(d) hereof;

     (ii) A Certificates of Good Standing or corporate existence of IEI dated not more than thirty (30) days prior to the Closing Date;

     (iii) The IEI stock certificate(s) issued to JFJ for 10,392,337 restricted shares of the common stock of IEI pursuant to Section 1(f) hereof;

     (iv) The IEI stock certificate(s) issued to JFJ for 6,235,402 restricted shares of the common stock of IEI pursuant to Section 1(j) hereof;

     (v) The IEI stock certificate(s) issued to JFJ for 479,669 restricted shares of the common stock of IEI pursuant to Section 1(k) hereof;

     (vi) The IEI stock certificate(s) issued to Crowe for 1,592,522 restricted shares of the common stock of IEI pursuant to Section 1(l) hereof;

     (vii) The Stock Option Agreement in the form attached hereto as EXHIBIT A, duly executed by IEI; and

     (viii) Any such other documentation as counsel to ROP reasonably request.

9. Restricted Shares to be Issued. JFJ and Crowe understand and are aware that the issuance of IEI's shares and the shares underlying the options hereunder is being made without registration under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and that the shares so issued may not be sold or transferred without registration under the Act and under applicable state, securities laws, or unless an exemption from such registration is available. IEI agrees that, upon notification of a winding up of JFJ and the distribution of the IEI shares and options issued to JFJ under this agreement to the members of JFJ, IEI will file, on a best efforts basis, a registration statement with the Securities and Exchange Commission on behalf of those members of JFJ who would not be deemed to be "affiliates" of IEI, as that term is defined under the Act.

10. Expenses. Each party shall pay its own expenses (including attorney fees) of carrying this Plan of Merger into effect and accomplishing the merger.

11. Service of Process on Surviving Corporation. The Surviving Corporation agrees that it may be served with process in the State of Missouri and that the Secretary of State of Missouri shall be and hereby is irrevocably appointed as the agent of the Surviving Corporation to accept service of process, in any proceeding based upon any cause of action against any corporation organized in the State of Missouri which is a party to this merger arising in the State of Missouri prior to the issuance of the certificate of merger by the Secretary of State of Missouri and in any proceeding for the enforcement of the rights of a dissenting shareholder of any corporation organized in the State of Missouri which is a party to this merger against the Surviving Corporation.

12. Compliance with Applicable Laws. Upon compliance with filing and recording requirements, the provisions of the corporation laws of Missouri and Utah will have been complied with.

13. Counterparts. This Agreement of Merger may be executed in counterparts, and each counterpart shall be considered an original of this Agreement of Merger.

IN WITNESS WHEREOF, the parties have hereby duly executed this Agreement as of the day and year first above written.

ROP Merger Corp.
"ROP"
By /S/ John P. Crowe, President

JFJ Ecosystems, LLC
"JFJ"
By /S/ John P. Crowe, Manager

Industrial Ecosystems, Inc.
"IEI"
By /S/ Tom Jarnagin, President

/S/ John P. Crowe

STATE OF MISSOURI)
                 ) ss.
COUNTY OF JACKSON)

Be it remembered, that before me the undersigned, a Notary Public in and for County and State aforesaid came, John P. Crowe, President of ROP, a Missouri corporation, personally known to me to be the person who executed the foregoing instrument in writing as President, and duly acknowledged the execution of the same this 30th day of June, 2000.

/S/ Cheryl L. Curtis, Notary Public -- Notary Seal
State of Missouri, County of Platte
My Commission Expires 09/06/2002

STATE OF MISSOURI)
                 ) ss.
COUNTY OF JACKSON)

Be it remembered, that before me the undersigned, a Notary Public in and for County and State aforesaid came, John P. Crowe, Manager of JFJ, a Missouri limited liability company, personally known to me to be the person who executed the foregoing instrument in writing as Manager, and duly acknowledged the execution of the same this 30th day of June, 2000.

/S/ Cheryl L. Curtis, Notary Public -- Notary Seal
State of Missouri, County of Platte
My Commission Expires 09/06/2002

STATE OF CALIFORNIA)
                   ) ss.
COUNTY OF MARIN    )

Be it remembered, that before me the undersigned, a Notary Public in and for County and State aforesaid came, Tom Jarnagin, President of IEI, a Utah corporation, personally known to me to be the person who executed the foregoing instrument in writing as President, and duly acknowledged the execution of the same this 28th day of June, 2000.

S/Martha Romero, Comm. #1123730
Notary Public -- Notary Seal
State of California, Marin County
My Commission Expires: Feb. 24, 2001

STATE OF MISSOURI)
                 ) ss.
COUNTY OF JACKSON)

Be it remembered, that before me the undersigned, a Notary Public in and for County and State aforesaid came, John P. Crowe, personally known to me to be the person who executed the foregoing instrument in writing, and duly acknowledged the execution of the same this 30th day of June, 2000.
/
S/ Cheryl L. Curtis, Notary Public -- Notary Seal
State of Missouri, County of Platte
My Commission Expires 09/06/2002

EXHIBIT A -- STOCK OPTION AGREEMENT

THIS STOCK OPTION (this "Option") is granted this 30th day of June, 2000, by INDUSTRIAL ECOSYSTEMS, INC., a Utah corporation (the "Company"), pursuant to a resolution of the board of directors of the Company to JFJ ECOSYSTEMS, LLC, a Missouri limited liability company (hereinafter "Optionee").

                                   GRANT

1. Grant of Option. The Company hereby irrevocably grants to Optionee the right and option to purchase all or any part of an aggregate of two million two hundred sixty one thousand three hundred thirty-four (2,261,334) shares of the Company's restricted common stock, par value $0.001 (the "Common Stock") on the terms and conditions hereinafter set forth.

2. Exercise Price. The exercise price of this Option shall be equal to the fair market value of IEI stock on June 30, 2000. Such fair market value shall be equal to the per share value of IEI stock for the last trade on June 30, 2000.

3. Term of Option. Subject to the other provisions contained herein, this Option may be exercised, in whole or in part, at any time prior to 12:00 midnight five (5) years from the date of this Option.

4. Shareholder's Rights. The Optionee shall have the rights of a shareholder only with respect to Common Stock fully paid for by Optionee under this Option.

5. Persons Entitled to Exercise. During the Optionee's lifetime, this Option can only be exercised by the Optionee or its successors and assigns or by its members in the event of an in-kind liquidating distribution thereto.

6. Adjustment to Number of Shares of Common Stock. The number of shares of Common Stock subject to this Option shall be adjusted to take into account: any stock split, stock dividend, or recapitalization of the Common Stock of the Company.

7. Method of Exercise. This Option may be exercised, in accordance with all of the terms and conditions set forth in this Option, by delivery of a notice of exercise, a form of which is attached hereto as Exhibit "A" and incorporated herein by this reference, setting forth the number of Options to be exercised along with a certified check or bank check payable to the order of the Company in the amount of the full exercise price of the Common Stock being purchased.

As soon as practicable after receipt by the Company of such notice a certificate or certificates representing such shares of Common Stock shall be issued in the name of the Optionee, or, if the Optionee shall so request in the notice exercising the Option, in the name of the Optionee and another person jointly, with right of survivorship, and shall be delivered to the Optionee. If this Option is not exercised with respect to all Common Stock subject hereto, Optionee shall be entitled to receive a similar Option of like tenor covering the number of shares of Common Stock with respect to which this Option shall not have been exercised.

8. Availability of Shares. During the term of this Option, the Company shall at all times keep available for issuance the number of shares of Common Stock subject to this Option.

9. Restrictions on Transfer. The Option and the Common Stock subject to the Option (collectively referred to as the "Securities") are subject to registration under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities statutes. Optionee acknowledges that unless a registration statement with respect to the Securities is filed and declared effective by the Securities and Exchange Commission and the appropriate state governing agency, the Securities have or will be issued in reliance on specific exemptions under state statutes. Any disposition of the Securities may, under certain circumstances, be inconsistent with such exemptions. The Securities may be offered for sale, sold, or otherwise transferred only if (i) registered under the Securities Act, and in some cases, under the applicable state securities acts, or, if not registered, (ii) only if pursuant to an exemption from such registration requirements and only after the Optionee provides an opinion of counsel or other evidence satisfactory to the Company to the effect that registration is not required. In some states, specific conditions must be met or approval of the securities regulatory authorities may be required before any such offer or sale. If Rule 144 is available (and no assurance is given that it will be), only routine sales of the Common Stock in limited amounts can be made after one year following the acquisition date of the Securities, as determined under Rule 144(d), in accordance with the terms and conditions of Rule 144. The Company is under no obligation to make Rule 144 available. In the event Rule 144 is not available, compliance with Regulation A or some other disclosure exemption may be required before the Optionee can sell, transfer, or otherwise dispose of the Securities without registration. The Company and its registrar and transfer agent will maintain a stop transfer of the Securities, and any certificate representing the Securities will bear a legend in substantially the following form so restricting the sale or other transfer thereof:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE
SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND
MAY NOT
BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE
ABSENCE OF AN
EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

If the Securities are not registered, the Company may refuse to transfer the Securities to any transferee who does not furnish in writing to the Company the same representations and warranties set forth in this paragraph and agree to the same conditions with respect to such Securities as are set forth herein. The Company may further refuse to transfer the Securities if certain circumstances are present reasonably indicating that the proposed transferee's representations are not accurate. In any event, in the absence of an effective registration statement covering the Securities, the Company may refuse to consent to any transfer in the absence of an opinion of legal counsel, satisfactory to and independent of counsel of the Company, that such proposed transfer is consistent with the above conditions and applicable securities laws.

10. Record Owner. The Company may deem the Optionee as the absolute owner of this Option for all purposes. This Option is exercisable only by the Optionee or, by the Optionee's duly designated or appointed representative or by its members in the event of an in-kind liquidating distribution thereto.

EXECUTED as of the date first above written.

INDUSTRIAL ECOSYSTEMS, INC.
By /S/ Tom Jarnagin, President

EXHIBIT A -- TO STOCK OPTION AGREEMENT

Form of Exercise
(To be signed only upon exercise of Option)

TO:  INDUSTRIAL ECOSYSTEMS, INC.

The undersigned, the owner of the attached Option, hereby irrevocably elects to exercise the purchase rights represented by the Option for, and to purchase thereunder, __________ shares of Common Stock of Industrial Ecosystems, Inc. Enclosed is payment in the amount of $_________________, the exercise price of the Common Stock to be acquired. Please have the certificate(s) registered in the name of __________________________________________________________. If
this exercise does not include all of the Common Stock covered by the attached Option, please deliver a new option of like tenor for the balance of the Common Stock to the undersigned at the foregoing address.

DATED this _______ day of _____________________, ________.

___________________________________________
Signature of Optionee